EXHIBIT 99.1

Lexaria Incorporates New Subsidiary for CPG Products and Updates Human Nicotine Study

Kelowna, British Columbia – July 28, 2023 – Lexaria Bioscience Corp. (Nasdaq: LEXX) (Nasdaq: LEXXW) (the “Company” or “Lexaria”), a global innovator in drug delivery platforms announces it has incorporated a new wholly-owned subsidiary under the name Lexaria Nutraceutical Corp. (“LEXX Nutra”).

The establishment of LEXX Nutra is in keeping with Lexaria’s overall strategy of maximizing the potential for its patented DehydraTECH Technology in various markets.  Lexaria has issued an exclusive perpetual license to LEXX Nutra entitling it to utilize DehydraTECH, or sublicense the use of DehydraTECH, for the purposes of creating consumer packaged goods and/or intermediate ingredients composed of any molecule except those associated with nicotine or cannabis. LEXX Nutra is prohibited from using its license for the manufacture of any pharmaceutical product.

In this regard, the license agreement between the Company and its wholly-owned subsidiary, Lexaria Pharmaceutical Corp. (“LEXX Pharma”), has been amended so that LEXX Pharma’s exclusive licensing rights are now focused solely on the manufacture of pharmaceutical products, or sublicensing for the manufacture of pharmaceutical products, composed of any molecule except nicotine-associated molecules.

In addition, Lexaria announced on May 8, 2023 that its human oral nicotine study NIC-H22-1 had completed dosing. Data amalgamation and analysis has since been ongoing, and the Company currently expects to be able to release results within the next two weeks.

Study NIC-H22-1 is a human pharmacokinetic randomized, double blinded, cross-over study conducted in a minimum of 36 human volunteers that are current cigarette smokers. The global market for the oral nicotine pouch category was US$2.33 billion in 2020 and is growing at a rapid CAGR of 30.7% which is expected to reach $21.84 billion in 2027.

About Lexaria Bioscience Corp.

Lexaria Bioscience Corp.’s patented drug delivery technology, DehydraTECH™, improves the way active pharmaceutical ingredients (APIs) enter the bloodstream through oral delivery. Since 2016, DehydraTECH has repeatedly demonstrated the ability to increase bio-absorption with cannabinoids, antiviral drugs, PDE5 inhibitors and more. DehydraTECH has also evidenced an ability to deliver some drugs more effectively across the blood brain barrier. Lexaria operates a licensed in-house research laboratory and holds a robust intellectual property portfolio with 35 patents granted and many patents pending worldwide. For more information, please visit www.lexariabioscience.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. Statements as such term is defined under applicable securities laws. These statements may be identified by words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions. Such forward-looking statements in this press release include, but are not limited to, statements by the company relating the Company’s ability to carry out research initiatives, receive regulatory approvals or grants or experience positive effects or results from any research or study. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that the Company will actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements.  As such, you should not place undue reliance on these forward-looking statements.  Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation and regulatory approvals, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process, potential adverse effects arising from the testing or use of products utilizing the DehydraTECH technology, the Company’s ability to maintain existing collaborations and realize the benefits thereof, delays or cancellations of planned R&D that could occur related to pandemics or for other reasons, and other factors which may be identified from time to time in the Company's public announcements and periodic filings with the US Securities and Exchange Commission on EDGAR. The Company provides links to third-party websites only as a courtesy to readers and disclaims any responsibility for the thoroughness, accuracy or timeliness of information at third-party websites. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA).  Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease. Any forward-looking statements contained in this release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements or links to third-party websites contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

INVESTOR CONTACT:

George Jurcic - Head of Investor Relations

ir@lexariabioscience.com

Phone: 250-765-6424, ext 202